                                                                   Exhibit 14.2



                  LONG DISTANCE DATA COMMUNICATION HAVING LOCAL
                           TELEPHONE CONNECTION ACCESS

                           THE FIELD OF THE INVENTION
                           --------------------------
         The present invention relates generally to a data communications system, and more specifically to a data communications system for conveying at least one data communication between a plurality of data communication devices located in different area codes by accessing a data storage and relay system via local communication links.

                           BACKGROUND OF THE INVENTION
                           ---------------------------
         Throughout the United States and the world, communication between individuals located remotely from each other has become a necessity. Regardless of whether the communication is work-related or of a personal nature, people located in different cities or countries need to communicate with each other. From a business point of view, a specific company may have employees located around the world who need to communicate with each other. In addition, employees of a specific company often need to communicate with customers or business associates located throughout the world.
         From a personal point of view, due to the nature of people in the twenty-first century, people often have family, friends, or acquaintances located throughout the world. In both instances, business and personal, it is often both difficult and expensive to communicate with acquaintances located at remote locations. In particular, the accessibility and cost of long distance telephone calls often prohibits individuals from communicating with each other. Some people do not have access to a long distance telephone carrier or account which enables them to communicate with others located remotely from them. In other instances, with respect to certain individuals, it is difficult to determine the precise location which an individual can be reached. For example, a person who travels a great deal of time, either for work or pleasure, is not associated with a single telephone number from which they can be reached.
         Therefore, there is a need for a system and method which will permit two or more individuals located remotely from each other in different area codes to communicate with each other without the inconvenience and expense of utilizing a long distance telephone carrier. In particular, a system and method is needed which will permit multiple individuals located remotely from one another to communicate with each other in a secure, reliable, and efficient manner.

                            SUMMARY OF THE INVENTION
                            ------------------------
         The present invention is a system and method for a first individual to communication with a second individual. More particularly, the present invention is a data communication system for conveying at least one data communication between a plurality of data communication devices. The system of the present invention includes a first data communication link associated with a first area code, the first data communication link capable of transmitting a data communication from a first data communication device. In one preferred embodiment, the first data communication device is a telephone. In another preferred embodiment, the first data communication device is a computer. A second data communication link is associated with a second area code, wherein the second code differs from the first area code. The second data communication link is capable of transmitting a data communication from a second data communication device. In one preferred embodiment, the second data communication device is a telephone. In another preferred embodiment, the second data communication device is a computer. A server is in data communication with the first and second data communication links. The server is capable of storing a data communication received from the first data communication device at a distinct location based upon an identifying code transmitted in association with the data communication. The server is also capable of transmitting the data communication received from the first data communication device to the second data communication device upon receipt of the identifying code from the second data communication device.
         In one preferred embodiment, the first and second data communication links may each include a telephone line link, an internet link, a local area network link, a satellite link, a broadband cable link, an ethernet link, or any combination thereof. Also, in one preferred embodiment, the data communication is an audio communication, such as a voicemail message. Conversely, in another preferred embodiment, the data communication is a data message generated by the associated data communication device, such as a telephone or a computer.
         In one preferred embodiment, the server is capable of storing a plurality of data communications at the distinct location from a plurality of data communication devices based upon receipt of the identifying code. The server is also capable of transmitting a plurality of data communications between the first and second data communication devices, each data communication transmitted upon receipt of the identifying code. In one preferred embodiment, the identifying code is a personal identification code associated with either a pre-paid telephone card or a computer accessible account. The pre-paid telephone card or computer accessible account provides access to the server for either a pre-determined time period or a pre-determined amount of time.
         The present invention also includes a method for a first individual to communication with a second individual. The method includes the first individual accessing a data storage and relay system through use of a first data communication device in communication with the data storage and relay system via a first data communication link. The first data communication link is associated with a first area code. The first individual provides an identifying code to the data storage and relay system via the first data communication device. The individual then provides a data communication to the data storage and relay system. The data communication is stored at a distinct location in the data storage and relay system based upon the identifying code. The second individual may access the data storage and relay system through use of a second data communication device in communication with the data storage and relay system via a second data communication link. The second data communication link is associated with a second area code. The second individual provides the identifying code to the data storage and relay system and retrieves the data communication.
         In one preferred embodiment, the first and second data communication devices are telephones associated with distinct area codes. In another preferred embodiment, the first and second data communication devices are computers associated with distinct area codes. The data communication may be stored at a distinct location on a server within the data storage and relay system based upon the identifying code.
         In one preferred embodiment, the method further includes the second individual providing a second data communication to the data storage and relay system via the second data communication device. The second data communication is stored at the distinct location in the data storage and relay system. A first individual may then access the data storage and relay system for a second time via the first data communication device. The first individual provides the identifying code to the data storage and relay system and retrieves the second data communication from the data storage and relay system. This overall repetitive process may continue, such that several data communications are stored and retrieved.

                        BRIEF DESCRIPTION OF THE DRAWINGS
                        ---------------------------------
         Figure 1 is a block diagram illustrating one preferred embodiment of the overall system of the present invention.
         Figure 2 is a block diagram illustrating another preferred embodiment of the overall system of the present invention.
         Figure 3 is a block diagram illustrating yet another preferred embodiment of the overall system of the present invention.
         Figure 4 is flow chart illustrating a method of the present invention.

                    DESCRIPTION OF THE PREFERRED EMBODIMENTS
                    ----------------------------------------
         The present invention is a data communications system and method for conveying at least one data communication between a plurality of data communication devices located in different area codes by accessing a data storage and relay system via local communication links.
         Figure 1 is a block diagram illustrating one preferred embodiment of the overall system of the present invention. Data communication system 50 (also known as data storage and relay system 50), shown in Figure 1, includes telephones 52 and 54, communication links 56 and 58, server 60 having PIN (personal identification number) recognition module 62 and storage module 64. The present invention permits two or more individuals located in distinct area codes to communicate with each other by accessing local communication links. While only two individuals, individuals 66 and 68, are shown in Figure 1, it is understood that any number of individuals can be interconnected with each other through use of additional telephones and communication links.
         In order to utilize system 50, an individual, such as individual 66, purchases telephone card 70 from a vendor associated with system 50. Telephone card 70 may be purchased for a specific fee and includes an identifying code, such as a PIN, which permits individual 66 to access system 50. In one preferred embodiment, the use of telephone card 70 and its associated identifying code permits access to system 50 over a specific time period. For example, through use of telephone card 70, individuals may access system 50 for a period of one month regardless of the number of times or the length of time for which the individuals access system 50. In another preferred embodiment, telephone card 70 permits individuals to access system 50 for a specific duration of time. For example, telephone card 70 would permit access to system 50 for sixty minutes, to be used at the discretion of the individuals.
         In order to utilize system 50, individual 66 accesses system 50 by dialing a local telephone number associated with system 50 on telephone 52. System 50 then prompts individual 66 to enter a PIN. Once individual 66 properly enters the PIN associated with telephone card 70, individual 66 is prompted by system 50 to either record a data communication or review previously stored data communications associated with the PIN of telephone card 70.
         In one preferred embodiment, individual 66 may transmit a data communication to be stored by system 50. More specifically, individual 66 may leave a voice message or communication. Alternatively, individual 66 may enter a data communication through use of the keypad of telephone 52.
         The data communication is transmitted from telephone 52 to server 60 via communication link 56. Server 60 represents a single server accessible throughout the world. Communication link 56 provides the accessibility to server
60. Communication link 56 is any of a variety of communication links, such as a telephone line link, an internet link, a local area network link, a satellite link, a broadband cable link, an ethernet link, or any other communication link. In some instances, communication link 56 represents a combination of two or more of the previously mentioned links. For example, communication link 56 may represent a local telephone line link and an internet link. Therefore, individual 66 need only dial a local telephone number to be connected to server 60, which may be located anywhere throughout the world. Thus, no long distance telephone charges are incurred and no long distance telephone carrier is required.
         PIN recognition module 62 of server 60 receives the PIN entered by individual 66 and verifies that it is associated with an active telephone card (telephone card 70). If individual 66 elects to transmit a data communication to server 60, that data communication is stored within storage 64. More specifically, the data communication is stored within one of stored sections 64A, 64B, 64C, or 64D. Storage 64 and its sub-sections are specifically associated with telephone card 70 and its associated PIN. While Figure 1 specifically shows four storage sections (64A, 64B, 64C, and 64D), it is understood that any number of storage sections may be associated with telephone card 70. In addition, while a single storage is shown (storage 64), it is also understood that multiple storages may be functioning within server 60 and associated with multiple telephone cards. A single storage (storage 64) is shown for clarity purposes.
         In order to fully utilize system 50, individual 66 disperses the PIN associated with telephone card 70 to one or more individuals, such as individuals 68. While only two individuals are shown in Figure 1, it is understood that any number of individuals may access system 50 as long as each individual has knowledge of the PIN associated with telephone card 70. Individual 68 can access system 50 similar to that described above. Specifically, individual 68 uses telephone 54 and communication link 58 to gain access to server 60. Individual 68 would enter a local telephone number associated with system 50, and then enter the PIN associated with telephone card 70.
         Once individual 68 has properly accessed server 60, system 50 will permit individual 68 to either review data communications stored within server 60 or enter a new data communication to be stored on server 60.
         Similar to communication link 56, communication link 58 is any of a variety of communicational links. For example, communication link 58 may be a telephone line link, an internet link, a local area network link, a satellite link, a broadband cable link, an ethernet link, or any other communication link. In addition, communication link 68 represents two or more of the above mentioned links in combination.
         While individual 68 is located in a different area code from individual 66, individual 68 merely enters a local telephone number to initially access system 50. Once individuals 66 and 68 each have knowledge of the PIN associated with telephone cards 70, individuals 66 and 68 have the ability to access system 50, retrieve various data communications from server 60, and transmit various communications to server 60.
         System 50, shown in Figure 1, provides a data communications system for conveying one or more data communications between a plurality of data communication devices, such as telephones 52 and 54. Telephones 52 and 54 are associated with different area codes. The data communications can be conveyed via server 60 which represents a data storage and relay sub-component of system 50. Communication links 56 and 58 represent one of a variety of communication links or a combination thereof which permits multiple individuals, such as individuals 66 and 68, to access system 50 via a local telephone communication.
         Figure 2 is a block diagram illustrating another preferred embodiment of the overall system of the present invention. System 100, shown in Figure 2, is similar to system 50, shown in Figure 1. Components of system 100 which are similar to identical components of system 50, shown in Figure 1, have been labeled with identical numbers.
         System 100 includes communication links 56 and 58 and server 60 which operate as previously discussed with respect to Figure 1. System 100 differs from system 50 in that individuals 66 and 68 do not access system 100 through use of a telephone, but rather through use of a computer.
         In the embodiment shown in Figure 2, rather than purchasing a telephone card, individual 66 accesses a website which permits individual 66 to purchase access to system 100. Similar to the purchase of telephone card 70, individual 66 gains access to system 100 via computer during a specific time period, for instance, one month. In another preferred embodiment, individual 66 may purchase access to system 100 for a specific duration of time, such as sixty minutes. As previously discussed with reference to system 50 of Figure 1, individuals 66 and 68 access server 60 and either retrieve storage data communications or transmit new data communications to server 60. In the embodiment shown in Figure 2, individuals 66 and 68, rather than transmitting a voice message, may transmit a data communication via computers 102 and 104, respectively. The data communication from computers 102 and 104 can be any type of communication which computers 102 and 104 are capable of generating. For example, a data communication from either computers 102 or 104 to server 60 may be a visual, audio, or combination communication.
         Figure 3 is yet another preferred embodiment of the overall system of the present invention. System 150, shown in Figure 3, includes data communication devices 152 and 154, communication links 156, 158, 170, and 172, local servers

160 and 164 having PIN recognition modules 162 and 168, respectively, and centralized server 174 having storage 176.
         Similar to systems 50 and 100, shown in Figures 1 and 2, system 150 of Figure 3 permits two or more individuals to communicate with each other, wherein each individual can access system 150 via a local communication link.
         Data communication devices 152 and 154 represent any type of data communication device capable of transmitting a data communication to centralized server 174. For example, data communication devices 152 and 154 may be a telephone or a computer. Communication links 156, 158, 170, and 172, as previously discussed, represent any of a number of communication links, such as a telephone line link, an internet link, a local area network link, a satellite link, a broadband cable link, an ethernet link, or any other communication link. Communication links 156, 158, 170, and 172 also represent any combination of two or more of the above mentioned communication links. For example, communication links 156 and 158 may represent a satellite link and an internet link. Specifically, if either of data communication devices 152 or 154 are a wireless telephone, a satellite link would at least be a portion of communication links 156 and 158.
         System 150 differs from systems 50 and 100 in that communication links 156 and 158 do not directly interact with centralized server 174. Rather, communication links 156 and 158 are in communication with local servers 160 and 164, respectively. A local server, similar to local servers 160 and 164, are located in each local area code which system 150 is operating. Therefore, when individuals 66 or 68 utilize a local telephone number, data communication devices 152 and 154 accesses local servers 160 or 164 via communication links 156 or 158. Thus, communication links 156 and 158 are local communication links. PIN recognition modules 162 and 168 verify that the PIN entered by individuals 66 and 68 is associated with an active account. Upon verification of the PIN, local servers 160 and 164 communicate with centralized server 174 via communication links 170 and 172, respectively. Centralized server 174 includes storage 176 which stores data communications at specific locations based upon a PIN.
         Externally, system 150, shown in Figure 3, provides the identical capabilities as that described with reference to systems 50 and 100 shown in Figures 1 and 2. However, the internal routing of data communications differs in that system 150 includes numerous local servers associated with numerous area codes in data communication with one centralized server.
         Figure 4 is a flow chart illustrating the method of the present invention. Method 200 includes step 202 at which an individual purchases access to a data storage and relay system, such as systems 50, 100, or 150, shown in Figures 1, 2, and 3, respectively. At step 204, an individual accesses the data storage and relay system via a first data communication device, such as data communication device 152 shown in Figure 3. At step 206, the first individual provides an identifying code to the data storage and relay system via the first data communication device. In one preferred embodiment, the identifying code is a PIN.
         At step 208, a first data communication is transmitted to the data storage and relay system via the first data communication device. The first data communication may be an audio communication or may be a data message generated by the associated data communication device. At step 210, the first data communication is stored at a distinct location within the data storage and relay system based upon the identifying code. For example, the first data communication may be stored at storage component 176A, shown in Figure 3.
         At step 212, the data storage and relay system is accessed via a second data communication device. In one preferred embodiment, the second data communication device is data communication device 154, shown in Figure 3. At step 214, the identifying code is provided to the data storage and relay system via the second data communication device. At step 216, the second data communication device retrieves the first data communication. At step 218, a second data communication is transmitted to the data storage and relay system via the second data communication device.

         At step 220, the data storage and relay system is accessed via the first data communication device for a second time. At step 220, the identifying code to the data storage and relay system is provided via the first data communication device. At step 224, the second data communication is retrieved via the first data communication device.
         The first and second data communication devices described with reference to method 200 are located in distinct area codes. However, it is also understood that the first and second data communication devices may be located in a single area code without deviating from the present invention. In addition, it is understood that access to the data storage and relay system may be gained by purchasing a telephone card, or it may be gained by purchasing access via a website associated with the system through use of a computer.
         The present invention is a data communication system for conveying at least one data communication between a plurality of data communication devices. The present invention does not necessitate the use of a long distance telephone carrier. Rather, local area telephone access is used to interact with a data storage and relay system.
         Although specific embodiments have been illustrated and described herein for purposes of description of the preferred embodiment, it will be appreciated by those of ordinary skill in the art that a wide variety of alternate and/or equivalent implementations calculated to achieve the same purposes may be substituted for the specific embodiments shown and described without departing from the scope of the present invention. Those with skill in the mechanical, electro-mechanical, electrical, and computer arts will readily appreciate that the present invention may be implemented in a very wide variety of embodiments. This application is intended to cover any adaptations or variations of the preferred embodiments discussed herein. Therefore, it is manifestly intended that this invention be limited only by the claims and the equivalents thereof.

WHAT IS CLAIMED IS:
-------------------

1. A data communication system for conveying at least one data communication between a plurality of data communication devices, the system comprising:
         a first data communication link associated with a first area code, the first data communication link capable of transmitting a data communication from a first data communication device;
         a second data communication link associated with a second area code, the second data communication link capable of transmitting a data communication from a second data communication device; and
         a server in data communication with the first and second data communication link, the server capable of storing a data communication at a distinct location based upon an identifying code transmitted in association with the data communication, the server also capable of transmitting the data communication received from the first data communication device to the second data communication device upon receipt of the identifying code from the second data communication device.

2. The system of claim 1, wherein the first and second data communication links each include a telephone line link.

3. The system of claim 1, wherein the first and second data communication links each include an internet link.

4. The system of claim 1, wherein the first and second data communication links each include a local area network link.

5. The system of claim 1, wherein the first and second data communication links each include a satellite link.

6. The system of claim 1, wherein the first and second data communication links each include a broadband cable link.

7. The system of claim 1, wherein the first and second data communication links each include an ethernet link.

8. The system of claim 1, wherein the data communication is an audio communication.

9. The system of claim 1, wherein the data communication is a data message generated by the associated data communication device.

10. The system of claim 1, wherein the first data communication device is a telephone.

11. The system of claim 1, wherein the second data communication device is a telephone.

12. The system of claim 1, wherein the first data communication device is a computer.

13. The system of claim 1, wherein the second data communication device is a computer.

14. The system of claim 1, wherein the server is capable of storing a plurality of data communications at the distinct location from a plurality of data communication devices based upon receipt of the identifying code.

15. The system of claim 1, wherein the server is capable of transmitting a plurality of data communications between the first and second data communication devices, each data communication transmitted upon receipt of the identifying code.

16. The system of claim 1, wherein the identifying code is a personal identification code associated with a prepaid telephone card.

17. The system of claim 14, wherein the prepaid telephone card provides access to the server for a predetermined time period.

18. A method for a first individual to communicate with a second individual, the method comprising the steps of:

         accessing a data storage and relay system by the first individual through use of a first data communication device in communication with the data storage and relay system via a first data communication link, the first data communication link associated with a first area code;
         providing an identifying code to the data storage and relay system via the first data communication device;
         providing a data communication to the data storage and relay system via the first data communication device;
         storing the data communication at a distinct location in the data storage and relay system based upon the identifying code;
         accessing the data storage and relay system by the second individual through use of a second data communication device in communication with the data storage and relay system via a second data communication link, the second data communication link associated with a second area code;
         providing  the  identifying  code to the data  storage and relay system via the second data communication device; and retrieving the data communication from the data storage and relay system.

19. The method of claim 18, wherein the step of accessing a data storage and relay system by the first individual further comprises the step of:

         accessing the data storage and relay system through use of a telephone associated with the first area code.

20. The method of claim 18, wherein the step of accessing the data storage and relay system by the second individual further comprises the step of:

         accessing the data storage and relay system through use of a telephone associated with the second area code.

21. The method of claim 18, wherein the step of accessing a data storage and relay system by the first individual further comprises the step of:

         accessing the data storage and relay system through use of a computer associated with the first area code.

22. The method of claim 18, wherein the step of accessing a data storage and relay system by the second individual further comprises the step of:

         accessing the data storage and relay system through use of a computer associated with the second area code.

23. The method of claim 18, wherein the step of storing the data communication further comprises:

         storing the data communication at a distinct location on a server within the data storage and relay system based upon the identifying code.

24.      The method of claim 18, and further comprising the steps of:

         providing a second data  communication  to the data storage and relay system via the second data communication device; and
         storing  the second data communication at the distinct location in the data storage and relay system.

25.      The method of claim 24, and further comprising the steps of:

         accessing the data storage and relay system by the first individual for a second time;
         providing the identifying code to the data storage and relay system;
                  and
         retrieving the second data communication from the data storage and relay system.

26.      The method of claim 18, and further comprising the step of:

         purchasing a telephone card associated with the data storage and relay system, the telephone card having the associated identifying code.

                  LONG DISTANCE DATA COMMUNICATION HAVING LOCAL
                          TELEPHONE CONNECTION ACCESS

                           ABSTRACT OF THE DISCLOSURE
                           --------------------------
         A system and method for conveying data communications between a plurality of data communication devices located in distinct area codes through use of a plurality of local telephone communications is disclosed. The data communication system includes a first data communication link associated with a first area code, the first data communication link capable of transmitting a data communication from a first data communication device. A second data communication link is associated with a second area code and is capable of transmitting a data communication from a second data communication device. A server is in data communication with both the first and second data communication devices. The server can store at least one data communication from either the first or the second data communication device at a distinct location based upon an identifying code transmitted in association with the data communication. The server is capable of transmitting a data communication received from the first data communication device to the second data communication device upon receipt of the identifying code from the second data communication device. The server is also capable of transmitting a data communication received from the second data communication device to the first data communication device upon receipt of the identifying code from the first data communication device.